UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest

event reported):  January 27, 2012

OSHKOSH CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

(920) 235-9151

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2011, the Board of Directors (the “Board”) of Oshkosh Corporation (the “Company”) approved an amendment and restatement of the Oshkosh Corporation 2009 Incentive Stock and Awards Plan (the “Restatement”), subject to approval of the Company’s shareholders at the Company’s 2012 Annual Meeting of Shareholders (the “Annual Meeting”).  On January 18, 2012, the Human Resources Committee of the Board approved an amendment to the Restatement (the “Amendment” and, together with the “Restatement,” the “Plan”).  Based on the preliminary tabulation of voting results disclosed below, the shareholders of the Company approved the Plan at the Annual Meeting on January 27, 2012.

Among other things, the Restatement (i) increased the number of shares of the Company’s common stock authorized for issuance under the Plan by 6,000,000, (ii) made all awards granted in the future under the Plan expressly subject to any recoupment policy that the Company has adopted and (iii) improved administrative flexibility.  The Amendment clarified that repricing of stock options or stock appreciation rights may not be accomplished through the surrender of such stock options or stock appreciation rights as consideration for the grant of other awards under the Plan.  The Plan provides that, as of January 27, 2012, an aggregate of 6,000,000 shares of the Company’s common stock, plus the number of shares of the Company’s common stock issuable under awards outstanding under the Plan as of such date, plus the number of shares available for issuance under the Plan that have not been made subject to an outstanding award as of such date, are reserved for issuance under the Plan. The Plan authorizes the grant to the Company’s officers, directors, eligible employees and consultants of stock options, stock appreciation rights, performance shares, performance units, shares of common stock, restricted stock, restricted stock units and annual or long-term incentive awards.

The Company cannot currently determine the benefits, if any, to be paid under the Plan in the future to the officers of the Company, including the Company’s named executive officers.

The Restatement is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on December 12, 2011, and the full text of the Restatement appears as Attachment A to that definitive proxy statement. The Amendment is described in detail in the Company’s Current Report on Form 8-K filed with the SEC on January 18, 2012.  The description of the Plan set forth above does not purport to be complete and is qualified in its entirety by reference to such materials.

Item 5.07.             Submission of Matters to a Vote of Security Holders.

On January 31, 2012, the independent inspector of elections for the Annual Meeting held on January 27, 2012 delivered its preliminary tabulation of voting results for each of the matters submitted to a vote at the Annual Meeting.  These voting results are only preliminary and are subject to change based upon the results of a customary review and challenge process.  The Company will file an amendment to this Current Report on Form 8-K to disclose the final voting results of the Annual Meeting within four business days of the date on which the independent inspector of elections makes the final voting results available to the Company.  Because of the contested nature of the Annual Meeting, there were no broker non-votes on any matter submitted to a vote at the Annual Meeting.

According to the preliminary tabulation of voting results, the Company’s shareholders elected the following nominees as directors for terms expiring at the Company’s 2013 Annual Meeting of Shareholders:  Richard M. Donnelly, Michael W. Grebe, Peter B. Hamilton, Kathleen J. Hempel, Leslie

F. Kenne, Harvey N. Medvin, J. Peter Mosling, Jr., Craig P. Omtvedt, Duncan J. Palmer, John S. Shiely, Richard G. Sim, Charles L. Szews and William S. Wallace.  These nominees represented the Board’s entire slate of nominees.  The complete preliminary tabulation of voting results for the election of directors is set forth below.

Board of Directors Nominees:

Nominee	Shares Voted For	Shares Withheld
Richard M. Donnelly	79,460,148	472,040
Michael W. Grebe	41,643,928	749,900
Peter B. Hamilton	79,469,973	462,215
Kathleen J. Hempel	43,314,848	437,527
Leslie F. Kenne	78,581,045	1,351,143
Harvey N. Medvin	40,619,097	531,296
J. Peter Mosling, Jr.	42,918,451	737,937
Craig P. Omtvedt	79,468,727	463,461
Duncan J. Palmer	79,470,158	462,030
John S. Shiely	79,389,465	542,723
Richard G. Sim	48,376,098	526,872
Charles L. Szews	48,495,268	407,702
William S. Wallace	79,466,086	466,102

Opposition Nominees:

Nominee	Shares Voted For	Shares Withheld
Jose Maria Alapont	36,492,352	72,619
Marc F. Gustafson	15,321,364	20,133,754
Vincent J. Intrieri	10,895,602	20,133,746
A.B. Krongard	35,031,094	76,108
Samuel Merksamer	39,016,262	2,632,535
Daniel A. Ninivaggi	13,995,648	17,033,700

According to the preliminary tabulation of voting results, the Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending September 30, 2012 by the votes indicated:

Shares Voted For	Shares Voted Against	Abstentions
79,393,394	378,307	177,826

According to the preliminary tabulation of voting results, the Company’s shareholders approved a resolution approving, on a nonbinding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section and compensation tables contained in the Company’s proxy statement for the Annual Meeting by the votes indicated:

Shares Voted For	Shares Voted Against	Abstentions
65,388,788	14,163,221	397,512

According to the preliminary tabulation of voting results, the Company’s shareholders voted to approve the Plan by the votes indicated:

Shares Voted For	Shares Voted Against	Abstentions
59,924,459	19,637,289	387,774

According to the preliminary tabulation of voting results, the Company’s shareholders voted against a shareholder proposal requesting the Board to take such steps as may be necessary to permit shareholder action by less than unanimous written consent by the votes indicated:

Shares Voted For	Shares Voted Against	Abstentions
39,255,482	40,209,192	482,565

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: January 31, 2012	By:	/s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel and Secretary